UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2011

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 8, 2011, Genta Incorporated (“the Company”) announced presentation of results from the Company’s Phase 2b clinical trial using tesetaxel as initial, single-agent chemotherapy in women with advanced breast cancer.  The trial is lead by Memorial Sloan-Kettering Cancer Center, New York, NY, in collaboration with three other U.S. based cancer centers.  The data are being presented this week at the CTRC-AACR San Antonio Breast Cancer Symposium.  Tesetaxel is the leading oral taxane in clinical development.

This ongoing study targets women who may be hormone-refractory, but previously untreated with chemotherapy for locally advanced or metastatic HER2-negative breast cancer.  Prior adjuvant chemotherapy is allowed if the first relapse occurred at least 12 months after the last dose.  To date, 33 patients have been accrued.  More than 75% of patients had received adjuvant chemotherapy, and more than 50% of those chemotherapy regimens had included a standard injectable taxane.  More than 50% had also received local radiotherapy.  Approximately two-thirds of patients had progressed on one or more hormonal therapies.

Twenty-four patients are currently evaluable for response.  Major objective responses (RECIST) have been observed in 50% of patients, including 1 complete response and 11 partial responses.  Six of the 12 major responders have cleared more than 75% of their measurable disease.  The disease control rate in this study, which includes major responders and patients with stable disease, is 83%.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated December 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	December 8, 2011	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance